Exhibit 10.6
Schedule B
RELEASE OF CLAIMS
This Release of Claims (Release”) is made as of _______________ by and between ________________ (“the Executive”) and Intra-Cellular Therapies, Inc. (the “Company”) (together, the “Parties”).
1.    In consideration for Executive’s execution of this Release, the Company will make a severance payment to Executive in the amount set forth in the Employment Agreement between the Executive and the Company. This amount will be paid following the Effective Date (as defined below) in accordance with the Employment Agreement, provided the Company has received the executed Agreement from Executive on or before that date. This payment will be subject to standard payroll deductions and withholdings. If Executive timely elects and remains eligible for continued coverage under COBRA, the Company will pay that portion of Executive’s COBRA premiums it was paying prior to the Separation Date for the time period set forth in the Employment Agreement between the Executive and the Company.
2.    Executive hereby releases, acquits and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, stockholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, which were known or through reasonable diligence should have been known, arising out of or in any way related to Releases, events, acts or conduct at any time prior to the date Executive executes this Settlement Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with Executive’s employment with the Company, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, any and all claims and causes of action that the Company, its parents and subsidiaries, and its and their respective officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns or affiliates:
•has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

•has discriminated against Executive on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act; the Family and Medical Leave Act; the New York State Human Rights Law; the New York City Human Rights Law; the Employee Retirement Income Security Act; Section 510; and the National Labor Relations Act;

•has violated any statute, public policy or common law (including but not limited to claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to Executive or any member of Executive’s family and/or promissory estoppel).
Excluded from this Release are any claims which cannot be waived by law. Executive is waiving, however, Executive’s right to any monetary recovery should any governmental agency or entity, such as the EEOC or the DOL, pursue any claims on Executive’s behalf. Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive may have under the ADEA, as amended. Executive also acknowledges that (i) the consideration given to Executive in exchange for the waiver and release in this Release is in addition to anything of value to which Executive was already entitled, and (ii) that Executive has been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which Executive is eligible, and have not suffered any on-the-job injury for which Executive has not already filed a claim. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; (b) Executive has been advised hereby that Executive has the right to consult with an attorney prior to executing this Release; (c) Executive has twenty-one (21) days to consider this Release (although Executive may choose to voluntarily execute this Release earlier and if Executive does Executive will sign the Consideration Period waiver below); (d) Executive has seven (7) days following Executive’s execution of this Release to revoke the Release; and (e) this Release shall not be effective until the date upon which the revocation period has expired unexercised (the “Effective Date”), which shall be the eighth day after Executive executes this Release.

Notwithstanding the foregoing, the waiver and release contained in this Release does not apply to any claim which, as a matter of law, cannot be released by private agreement. If any provision of the waiver and release contained in this Release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and all remaining provisions shall be enforceable to the fullest extent permitted by law. No provision of this Release shall prevent or restrict Executive from disclosing information about unlawful workplace acts, including but not limited to factual information relating to any claims of harassment, discrimination, or retaliation under Title VII the New York State Human Rights Law, including claims based on race, sexual orientation, religion, color, national origin, ancestry, disability, medical condition, and age. No provision of this Release is intended to limit, or shall be interpreted as limiting, Executive’s right to file administrative charges with any Governmental Entity (as defined below) charged with enforcement of any law, including but not limited to the Equal Employment Opportunity Commission, New York State Division of Human Rights and the New York City Commission on Human Rights, the Securities and Exchange Commission, and National Labor Relations Board, and to participate in agency investigations. Additionally, nothing herein is intended to restrict, or shall be interpreted as restricting, Executive’s right to engage in concerted activity protected by Section 7 of the National Labor Relations Act or Executive’s right to file for or collect unemployment benefits and/or to seek and receive remedies for workplace injuries under the provisions of any applicable workers’ compensation act.
Nothing in this Release shall prohibit or impede Executive from communicating, cooperating or filing a complaint with any U.S. or foreign federal, state or local governmental or law enforcement branch, federal or state attorney general, agency, entity, commission or other governmental authority or instrumentality of competent jurisdiction (collectively, a “Governmental Entity”) or any attorney retained by Executive, with respect to possible violations of any U.S. or foreign federal, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation; provided, that in each case such communications and disclosures are consistent with applicable law. Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure.
3.    On or before the last day of Executive’s employment, Executive agrees to return to the Company all Company documents (and all copies thereof) and other Company property that Executive has had in Executive’s possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Executive shall coordinate the return of Company property with the General Counsel, Chief Human Resources Officer, or other appropriate officer designated by the Board of Directors.

4.    Executive further agrees that both during and after Executive’s employment Executive acknowledges Executive’s continuing obligations under Executive’s Proprietary Information, Inventions and Non-Competition Agreement not to use or disclose any confidential or proprietary information of the Company and to refrain from certain solicitation and competitive activities.
5.    It is understood that Executive shall hold the provisions of this Release in strictest confidence and shall not publicize or disclose it in any manner whatsoever; provided, however, that: (a) Executive may disclose this Release to Executive’s immediate family; (b) Executive may disclose this Release in confidence to Executive’s attorney, accountant, auditor, tax preparer, and financial advisor; and (c) Executive may disclose this Release insofar as such disclosure may be required by law.
6.    Executive agrees not to disparage the Company, and the Company’s attorneys, directors, managers, partners, employees, agents and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that Executive may respond accurately and fully to any question, inquiry or request for information when required by legal process.
7.    This Release does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.
8.    Executive agrees that upon any breach of this Release Executive will forfeit all amounts paid or owing to Executive under this Release. Executive further acknowledges that it may be impossible to assess the damages caused by violation of the terms of paragraphs 3, 4, 5 and 6 of this Release and further agree that any threatened or actual violation or breach of those paragraphs of this Release will constitute immediate and irreparable injury to the Company. Executive therefore agrees that any such breach of this Release is a material breach of this Release, and, in addition to any and all other damages and remedies available to the Company upon Executive’s breach of this Release, the Company shall be entitled to an injunction to prevent Executive from violating or breaching this Release. Executive agrees that if the Company is successful in whole or part in any legal or equitable action against Executive under this Release, Executive agree to pay all of the costs, including reasonable attorney’s fees, incurred by the Company in enforcing the terms of this Release.

9.    This Release constitutes the complete, final and exclusive embodiment of the entire Release between the Parties with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Release may not be modified or amended except in a writing signed by both Executive and a duly authorized officer of the Company. This Release will bind the heirs, personal representatives, successors and assigns of the Parties, and inure to the benefit of the Parties, their heirs, successors and assigns. If any provision of this Release is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Release and the provision in question will be modified by the court so as to be rendered enforceable. This Release will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of New York as applied to contracts made and to be performed entirely within New York.
IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed as follows:
INTRA-CELLULAR THERAPIES, INC.

_____________________________        By: ______________________________

_____________________________        __________________________________
Date    Date
B-5